UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 12, 2015

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-51832	20-4346972
(Commission File Number)	(IRS Employer Identification No.)

86 Hopmeadow Street, P.O. Box 248, Simsbury, CT	06070
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On November 12, 2015, in connection with the recently closed public offering by SBT Bancorp, Inc. (the “Company”), Keefe, Bruyette & Woods, Inc. (the “Underwriter”), as representative of the several underwriters named in Schedule I attached to the Underwriting Agreement, dated as of November 5, 2015, by and between the Company and the Underwriter, partially exercised its over-allotment option to purchase up to 60,000 shares of common stock, no par per share, of the Company (the “Common Stock”).  As a result of the partial exercise of the over-allotment option, on November 17, 2015, the Company completed the sale of 51,473 shares of its Common Stock at a public offering price of $21.00 per share, to the Underwriter, resulting in additional gross proceeds of $1,080,933.00.  The Company received net proceeds of approximately $1,021,687.58, after deducting underwriting discounts and commissions payable by the Company, in connection with the sale of shares of Common Stock pursuant to the partial exercise of the over-allotment option.

The shares were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-206533), which the Securities and Exchange Commission (the “Commission”) declared effective on November 5, 2015, and Registration Statement on Form S-1MEF (File No. 333-207856), as filed by the Company with the Commission on November 6, 2015, which became effective upon filing in accordance with Rule 462(b) under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

		By:	/s/ Martin J. Geitz
		Name:	Martin J. Geitz
		Title:	President & Chief Executive Officer

Dated:	November 17, 2015